                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF NATIONSRENT, INC.

A-Action Rental, Inc., a Pennsylvania corporation, d/b/a A-Action
  Rental & Sales
Acme Rental, Inc., a Michigan corporation
Advanced Construction Equipment, Inc., a Georgia corporation
A to Z Rents It, Inc., a Texas corporation
A to Z Rents It, Inc. #2, a Texas corporation
Central Alabama Rental Center, Inc., an Alabama corporation
Gabriel Trailer Manufacturing Company, Inc., an Ohio corporation
Gold Coast Aerial Lift, Inc., a Florida corporation
High Reach Company, Inc., a Florida corporation
Hudson Rental Center, a Florida corporation
Logan Equipment Corp., a Delaware corporation
NationsRent AWP Company, an Ohio corporation
NationsRent Northeast, Inc., a Delaware corporation
NationsRent of Alabama, Inc., a Delaware corporation
NationsRent West, Inc., a Delaware corporation
NationsRent of Florida, Inc., a Delaware corporation
NationsRent of Georgia, Inc., a Delaware corporation
NationsRent of Indiana, Inc., a Delaware corporation
NationsRent of Kentucky, Inc., a Delaware corporation
NationsRent of Louisiana, Inc., a Delaware corporation
NationsRent of Michigan, Inc., a Delaware corporation
NationsRent of Ohio, Inc., a Delaware corporation
NationsRent of Tennessee, Inc., a Delaware corporation
NRGP, Inc., a Delaware corporation
NationsRent of West Virginia, Inc., a Delaware corporation
Pierce & Associates, Inc., a South Carolina corporation
Raymond Equipment Co., a Kentucky corporation, d/b/a Job Rental and
  Sales Incorporated, also d/b/a Raymond Auto Sales
Sam's Equipment Rental, Inc., an Ohio corporation
Southeast Rental & Leasing, Inc., a Florida corporation
Tennessee Tool and Supply, Inc., a Tennessee corporation
The J. Kelly Co., Inc., a Michigan corporation
Titan Rentals, Inc., a West Virginia corporation